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                                                                      EXHIBIT 21

                       FOOT LOCKER, INC. SUBSIDIARIES (1)

The following is a list of subsidiaries of Foot Locker, Inc. as of February 1, 2003, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

                                                State or Other
        Name                              Jurisdiction of Incorporation
        ----                              -----------------------------
Footlocker.com, Inc.                                 Delaware
Eastbay, Inc.                                        Wisconsin
FLE CV Management, Inc.                              Delaware
FLE CV                                               Netherlands
FLE Holdings, BV                                     Netherlands
FL Europe Holdings, Inc.                             Delaware
Foot Locker Austria GmbH                             Austria
Foot Locker Belgium B.V.B.A.                         Belgium
Foot Locker Denmark ApS                              Denmark
Foot Locker Europe B.V.                              Netherlands
Foot Locker Europe.com B.V.                          Netherlands
Foot Locker France S.A.S.                            France
Foot Locker Italy S.r.l.                             Italy
Foot Locker Netherlands B.V.                         Netherlands
Foot Locker Sweden Aktiebolag                        Sweden
Foot Locker U.K. Limited                             U.K.
Foot Locker Germany GmbH                             Germany
Foot Locker Spain S.L.                               Spain
Foot Locker Australia, Inc.                          Delaware
Foot Locker New Zealand, Inc.                        Delaware
The Richman Brothers Company                         Ohio
Team Edition Apparel, Inc.                           Florida
Foot Locker Specialty, Inc.                          New York
Woolco Inc.                                          Delaware
Foot Locker Retail, Inc.                             New York
Foot Locker Operations LLC                           Delaware
Foot Locker Stores, Inc.                             Delaware

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(1)  Each subsidiary company is 100% owned, directly or indirectly, by Foot
Locker, Inc. All subsidiaries are consolidated with Foot Locker, Inc. for accounting and financial reporting purposes.
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
                                                State or Other
        Name                              Jurisdiction of Incorporation
        ----                              -----------------------------
Foot Locker Corporate Services, Inc.                 Delaware
Robby's Sporting Goods, Inc.                         Florida
Foot Locker Holdings, Inc.                           New York
Retail Company of Germany, Inc.                      Delaware
Foot Locker Canada Corporation                       Canada
Foot Locker Canada Inc.                              Canada
Foot Locker Sourcing, Inc.                           Delaware